UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 1, 2013

WELLS TIMBERLAND REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-53193	20-3536671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway
Norcross, Georgia 30092-3365
          (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (770) 449-7800

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

Amended and Restated Advisory Agreement

Effective July 1, 2013, Wells Timberland REIT, Inc. (the “Company”), Wells Timberland Operating Partnership, L.P., and Wells Timberland Management Organization, LLC (the “Advisor”) entered into an amended and restated agreement (the “Amended Advisory Agreement”).

Under the Amended Advisory Agreement, the monthly advisor fee payable by the Company to the Advisor is equal to one-twelfth of 1% of the aggregate value of the Company's interest in properties and joint ventures as established in connection with the most recent estimated valuation conducted pursuant to applicable FINRA rules (“Assets Under Management”). Upon the sale of any properties for an amount greater than $5 million in aggregate since the most recent valuation, Assets Under Management shall be reduced by the cost basis of the properties sold. Upon the acquisition of any properties for an amount greater than $5 million in aggregate since the most recent valuation, Assets Under Management shall be increased by the value of the properties acquired as determined by a forestry appraisal firm. However, aggregate advisor fees payable for fiscal year 2013 shall not exceed 1.0% of Assets under Management as of September 30, 2012.

The advisor fee shall be payable monthly in arrears by the Company in cash. If payment of the advisor fee for any calendar month will cause an event of default under the Company's credit agreement, the advisor fee will accrue but will not be paid to the Advisor for such calendar month.

In addition, the Amended Advisory Agreement eliminates the reimbursement by the Company of administrative service expenses that the Advisor incurs in fulfilling its duties as advisor, including personnel costs and the Company's allocable share of other overhead of the Advisor.

The Amended Advisory Agreement is effective through June 30, 2014 and may be renewed for an unlimited number of successive periods up to one-year each upon the mutual consent of the parties. Either party may terminate the Amended Advisory Agreement without cause or penalty upon providing 60 days' prior written notice.

The above description of the terms of the Amended Advisory Agreement are qualified in their entirety by reference to the conformed copy of the Amended Advisory Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description
10.1
Amended and Restated Advisory Agreement, dated and effective as of July 1, 2013, by and among Wells Timberland REIT, Inc., Wells Timberland Operating Partnership, L.P. and Wells Timberland Management Organization, LLC.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WELLS TIMBERLAND REIT, INC.

Date: July 2, 2013	By:	/s/ BRIAN M. DAVIS
Brian M. Davis Senior Vice President and Chief Financial Officer